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                                                                   Exhibit 10.20

                              ANALOG DEVICES, INC.

                   Employee Change in Control Severance Policy
                   -------------------------------------------

                          (Effective December 13, 1988)

               (As Amended on June 13, 1989 and December 9, 1993)

1.       Purpose
         -------

         The purpose of this Employee Change in Control Severance Policy is to diminish the distraction of covered employees (as defined below) in the event of a threatened or pending Change in Control (as defined below) and to provide financial assistance to any covered employee whose employment with Analog Devices, Inc. or any of its subsidiaries is terminated by the Company, other than for the reasons set forth below, following such a Change in Control. For purposes of this Policy, a covered employee shall be any employee of the Company (other than any exempt employee with a labor grade of 15 or above) who is not covered under any severance pay agreement (other than a stock option or restricted stock agreement) that provides special cash benefits following such a Change in Control. Unless the context otherwise requires, the "Company" means Analog Devices, Inc. and its subsidiaries (other than portfolio companies of AD Enterprises).

2.       Eligibility for Severance Benefits
         ----------------------------------

         A covered employee shall qualify for severance benefits under this Policy if the employee is terminated from employment by the Company following a Change in Control (as defined below) other than for Cause or Disability (as such terms are defined below).

         For purposes of this Policy, termination by the Company of employment for Cause shall mean termination (a) upon the willful and continuing failure by the employee to substantially perform his or her duties with the Company, provided that a written demand for substantial performance has been delivered to the employee by the Company specifically identifying the manner in which the Company believes that such employee has not substantially performed his or her duties and such employee shall not have cured such failure within 30 days after such demand or (b) by reason of the employee's willful engagement in conduct which is demonstrably and materially injurious to the Company. For purposes of this Policy, no act or failure to act on the part of an employee shall be deemed "willful" unless done or admitted to be done by the employee not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

         For purposes of this Policy, Disability shall mean that as a result of incapacity due to physical or mental illness, the employee shall have been absent from the full-time performance of his or her duties with the Company for six consecutive months and, within 30 days after written notice of termination is given to the employee, the employee shall not have returned to the full-time performance of his or her duties.
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3.       Change in Control
         -----------------

         For purposes of this Policy, a Change in Control shall occur or be deemed to have occurred only if any of the following events occur: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Policy, considered as though such person were a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets."

4.       Computation of Severance Benefit
         --------------------------------

         If a covered employee's employment by the Company shall be terminated by the Company other than for Cause or Disability during the 18-month period following a Change in Control, then such employee shall be entitled to receive, promptly upon the termination of his or her employment, a lump-sum severance payment equal to the base salary otherwise payable to such employee for the following number of weeks' employment with the Company:

Period of Employment                          Hourly               Exempt
Prior to Termination                          Non-Exempt           (L.G. E01-14)
--------------------------------------------------------------------------------

0 to 89 days                                  2 weeks              4 weeks

90 days to less than 1 year                   4 weeks              8 weeks


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
Period of Employment                Hourly                         Exempt
Prior to Termination                Non-Exempt                     (L.G. E01-14)
--------------------------------------------------------------------------------
1 year to less than 3 years         6 weeks                        12 weeks

3 years to less than 5 years        8 weeks                        16 weeks

5 years to less than 10 years       2 weeks for each full          24 weeks
                                    year of employment

10 years or more                    20 weeks, plus 4 weeks         32 weeks, plus 4 weeks for
                                    for each full year of          each full year of employment
                                    employment over 10 years       over 10 years


         Notwithstanding the figures in the second column of the foregoing table, the severance benefit for covered employees with labor grades of 12, 13 or 14 shall be a minimum of 26 weeks of base salary.

         Notwithstanding the foregoing, in no event shall any lump sum payment to any covered employee hereunder exceed two times such covered employee's annual compensation for the last full year immediately preceding the termination of employment with the Company following a Change in Control.

         Subject to the provisions of Section 5(b), this Policy establishes in each covered employee, following a Change in Control, a contractual right to the benefits to which he or she is entitled under this Policy, and such right shall be enforceable by each covered employee against the Company following a Change in Control.

5.       Amendment and Terminations
         --------------------------

         (a) This Policy shall be effective until December 31, 1994 and shall continue in effect thereafter unless the Board of Directors of the Company shall vote to terminate or modify this Policy, provided, however, that if a Change in Control shall have occurred prior to December 31, 1994 (or such later date that this Policy is in effect because no action has been taken by the Board of Directors to terminate this Policy), this Policy shall remain in effect for a period of not less than 18 months after the date of such Change in Control and all obligations of the Company arising under this Policy as a result of any termination during such 18-month period shall survive until such obligations are fully performed.

         (b) Notwithstanding the foregoing, this Policy and the benefits described herein may be amended or terminated by the Board of Directors of the Company at any time; provided, however, that following a Change in Control this Policy may not be terminated or amended in any manner materially adverse to then covered employees without the written consent of a majority of the covered employees actively employed by the Company and covered by this Policy both immediately prior to the Change in Control and at the date of such amendment.


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6.       No Mitigation
         -------------

         An employee shall not be required to mitigate the amount of any payment provided for in this Policy by seeking other employment or otherwise and shall not be required to offset against such payment any payments he or she may receive from future employment.

7.       No Fiduciary or Employment Relationship
         ---------------------------------------

         Nothing contained in this Policy and no action taken pursuant to the provisions of this Policy shall create or be construed to create a trust of any kind or fiduciary relationship or contract for employment between the Company and any employee, and nothing in this Policy shall affect the right of the Company to terminate the employment of any employee for any reason whatsoever.

8.       Notice
         ------

         For the purpose of this Policy, notices and all other communications provided for in the Policy shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by United States registered mail, return receipt requested, postage prepaid.

9.       Withholding
         -----------

         Any payment provided for hereunder shall be paid net of any applicable withholding required under foreign, federal, state or local law.

10.      Governing Law
         -------------

         All questions pertaining to the construction, regulation, and validity and effect of the provisions of this Policy shall be determined in accordance with the laws of the Commonwealth of Massachusetts without regard for the conflict of law principles thereof.

11.      Conflict with Surplus (Reduction in Work Force) Policy
         ------------------------------------------------------

         Any payments made to a covered employee under this Policy shall be in lieu of, and not in addition to, any payments to such employee under the Company's Surplus (Reduction in Work Force) Policy.





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